Exhibit 99.1

Popular, Inc. Announces Third Quarter 2025 Financial Results

•	Net income of $211.3 million in Q3 2025, compared to net income of $210.4 million in Q2 2025.

•	Earnings per share (“EPS”) of $3.15 in Q3 2025 vs. $3.09 in Q2 2025.

•	Net interest income of $646.5 million in Q3 2025, an increase of $15.0 million compared to Q2 2025:

•	Net interest margin of 3.51% in Q3 2025, compared to 3.49% in Q2 2025; net interest margin on a taxable equivalent basis of 3.90% in Q3 2025, compared to 3.85% in Q2 2025.

•	Non-interest income of $171.2 million in Q3 2025, compared to $168.5 million in Q2 2025.

•	Operating expenses amounted to $495.3 million, compared to $492.8 million in Q2 2025.

•	Credit quality metrics:

•

Non-performing loans held-in-portfolio (“NPLs”) increased by $190.6 million from Q2 2025, primarily due to two unrelated large commercial loans with book values of $158.3 million and $30.1 million; the NPLs to loans ratio increased to 1.30% from 0.82% in Q2 2025.

•

Net charge-offs (“NCOs”) increased by $15.6 million from Q2 2025, mainly due to a $13.5 million commercial loan charge-off on the $30.1 million commercial NPL inflow; annualized NCOs to average loans held-in-portfolio at 0.60% vs. 0.45% in Q2 2025.

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.03% vs. 2.02% in Q2 2025; and

•	ACL to NPLs at 156.6% vs. 246.9% in Q2 2025.

•	Loans held-in-portfolio, excluding loans held-for-sale, amounted to $38.7 billion, an increase of $502.0 million from Q2 2025; average quarterly loan balances higher by $859.2 million.

•	Money market and investment securities decreased by $1.5 billion from Q2 2025; average quarterly balances decreased by $111.6 million.

•

Deposits at $66.5 billion, decreased $704.1 million from Q2 2025, including a decrease of $841.9 million in P.R. public deposits; average quarterly deposits higher by $793.2 million, including an increase of $433.2 million in P.R. public deposits.

•	Common Equity Tier 1 ratio of 15.79%, Common Equity per share of $91.00 and Tangible Book Value per share increased $3.71 to $79.12.

•

Capital actions for the third quarter of 2025 included the repurchase of 1,000,862 shares of common stock for $119.4 million, at an average price of $119.33 per share and the declaration of a common stock dividend of $0.75 per share, an increase from $0.70 per share. As of September 30, 2025, a total of $429.0 million remained available for stock repurchases under the active repurchase authorization.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $211.3 million for the quarter ended September 30, 2025, compared to net income of $210.4 million for the quarter ended June 30, 2025.

“We are very pleased with our strong results in the third quarter, which were driven by higher revenues, continued expansion of our net interest margin, and discipline in expense management,” said Javier D. Ferrer, President and Chief Executive Officer of Popular, Inc. “We are also encouraged by strong loan growth in both markets, stable customer deposit balances, and solid performance across most fee-generating segments, including robust transaction activity supported by continued customer growth.

We are focused on executing on our new strategic framework, which has three objectives: be the #1 bank for our customers, be simple and efficient, and be a top-performing bank with first-rate talent and which delivers sustainable returns to our shareholders. This framework guides our Transformation, which continues to show steady and notable progress.

Our team is clear about our priorities and energized about the opportunities that lie ahead. I want to thank all our colleagues for their dedication and outstanding work—their commitment continues to drive our success.”

Earnings Highlights

(Unaudited)	Quarters ended			Nine months ended
(Dollars in thousands, except per share information)	30-Sep-25	30-Jun-25	30-Sep-24	30-Sep-25	30-Sep-24
Net interest income	$646,505	$631,549	$572,473	$1,883,651	$1,691,529
Provision for credit losses	75,125	48,941	71,448	188,147	190,840

Net interest income after provision for credit losses	571,380	582,608	501,025	1,695,504	1,500,689
Other non-interest income	171,195	168,477	164,082	491,733	494,206
Operating expenses	495,287	492,761	467,321	1,459,060	1,420,010

Income before income tax	247,288	258,324	197,786	728,177	574,885
Income tax expense	35,971	47,884	42,463	128,918	138,490

Net income	$211,317	$210,440	$155,323	$599,259	$436,395

Net income applicable to common stock	$210,964	$210,087	$154,970	$598,200	$435,336

Net income per common share-basic	$3.15	$3.09	$2.16	$8.78	$6.06

Net income per common share-diluted	$3.14	$3.09	$2.16	$8.78	$6.05

Non-GAAP Financial Measures

This press release contains financial information prepared under accounting principles generally accepted in the United States (“U.S. GAAP”) and non-GAAP financial measures. Management uses non-GAAP financial measures when it determines that these measures provide more meaningful information of the underlying performance of the ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income on a taxable equivalent basis

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D, E and F for the quarter ended September 30, 2025. Net interest income, on a taxable equivalent basis, is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Tangible Common Equity

Tangible common equity, the tangible common equity ratio, tangible assets and tangible book value per common share are non-GAAP financial measures. The tangible common equity ratio and tangible book value per common share are commonly used by banks and analysts in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be used in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP.

Refer to Table R for a reconciliation of total stockholders’ equity to tangible common equity and total assets to tangible assets.

Net Interest Income and Net Interest Margin

Net interest income (“NII”) for the third quarter of 2025 of $646.5 million, an increase of $15.0 million when compared to the previous quarter. These results continue to reflect the favorable impact of asset repricing, and the Corporation’s focus on deposit retention. During the period, the investments in U.S. Treasury securities with higher yields contributed positively to the period’s net interest income, supported by an increase of $793.2 million in average deposits compared to the second quarter of 2025, primarily in P.R. public deposits and high-cost deposits in our U.S. operations, offset in part by a reduction in overnight Fed funds balances. Conversely, total interest expense on deposits increased by $8.4 million when compared with the second quarter of 2025, driven by higher average deposits during the quarter. The additional day in the quarter, when compared to the previous quarter, resulted in higher NII by $5.1 million.

Net interest margin (“NIM”) for the quarter was 3.51%, compared to 3.49% in the second quarter of 2025, an increase of two basis points. NIM expansion for the period was driven by earning assets mix, including higher yielding U.S. Treasury securities by approximately 10 basis points, partially offset by changes in the loan portfolios composition, which resulted in lower loan yields by four basis points. Total deposit costs of 1.79% increased by one basis point when compared to the second quarter of 2025. P.R. public deposit costs, which are market-linked, decreased by three basis points to 3.19%. Excluding P.R. public deposits, average deposits increased by $359.9 million and total deposit costs increased two basis points to 1.17% when compared to the second quarter of 2025.

Net Interest Income and Net Interest Margin Taxable Equivalent (Non-GAAP)

Net interest income on a taxable equivalent basis for the third quarter of 2025 was $720.8 million, an increase of $23.6 million. Net interest margin on a taxable equivalent basis for the third quarter of 2025 was 3.90%, an increase of five basis points.

The main drivers of net interest income on a taxable equivalent basis were:

•

higher income from investment securities by $12.7 million or 13 basis points, due to higher investments in U.S. Treasury securities, which are tax-exempt in Puerto Rico, by $290.4 million and higher yields by 17 basis points. During the quarter we purchased approximately $2.5 billion of U.S. Treasury notes with an average duration of 1.4 years and a yield of approximately 3.65%, through a combination of approximately $1.0 billion in maturing U.S. Treasuries and a reduction of approximately $1.5 billion in overnight Fed funds. This further supports a reduction in the portfolio’s sensitivity to future rate decreases; and

•

higher interest income from loans by $21.4 million, primarily as a result of higher average loan balances by $859.7 million due to growth in the loan portfolios, most notably in the commercial and mortgage loan portfolios which in Banco Popular de Puerto Rico (“BPPR”) include certain loans that are tax- exempt;

partially offset by:

•

higher interest expense on deposits by $8.4 million or one basis point, primarily as result of higher average balance of P.R. public deposits, which increased by $433.2 million, and high-cost deposits in Popular Bank (“PB” or “Popular U.S.”), partially offset by the lower repricing of market linked P.R. public deposits; and

•	lower income from money market investments by $2.7 million mainly due to the use of funds to support loan growth and U.S. Treasury securities purchases, as previously noted.

Net Interest Income and Net Interest Margin (Banco Popular de Puerto Rico Segment)

For the BPPR segment, net interest income for the third quarter of 2025 was $550.7 million, an increase of $12.2 million over the previous quarter. Net interest margin increased by three basis points to 3.71%. Total deposits cost in BPPR increased by one basis point to 1.53%.

The main drivers of higher net interest income for the BPPR segment include:

•

higher income from investment securities by $8.0 million, or an eight basis points increase, driven by higher yields by 10 basis points and higher average balances of U.S. Treasury securities by $255.0 million, driven by higher average deposits and a reduction in overnight Fed funds; and

•

higher income from loans by $11.8 million primarily attributable to growth in all portfolios, mainly in the commercial and mortgage portfolios which on average grew balances by $382.4 million and $144.8 million, respectively, partially offset by lower yields in commercial loan portfolio by 15 basis points, driven by the impact of certain large commercial loan originations at lower yields that have occurred during the second and third quarter of 2025 and the impact of 6 basis points due to the reversal of accrued interest income receivable on a large commercial loan classified as non-accrual during the period;

partially offset by:

•	higher average deposits by $389.2 million, driven by higher P.R. public deposits by $433.2 million, resulting in higher interest expense by $3.7 million; and

•	lower income from money market investments by $3.3 million mainly due to the use of funds to support loan growth and U.S. Treasury securities purchases.

Net Interest Income and Net Interest Margin (Popular Bank Segment)

In the Popular Bank segment, net interest income was $105.2 million, $3.0 million higher when compared to the previous quarter. Net interest margin in the PB segment increased by one basis point to 2.94%. Total cost of deposits increased by one basis point during the quarter to 2.96%.

The main drivers for the higher net interest income for the Popular Bank segment include:

•	an increase in interest income on loan portfolios by $5.7 million, or two basis points, compared to the previous quarter, driven by growth in the commercial and construction loan portfolios; and

partially offset by:

•	higher interest expense on deposits by $3.2 million, or one basis point, attributed to higher average deposits, mainly in high-cost deposits including online deposits and time deposits.

Refer to tables D and E for more details on the components of net interest income and net interest margin on a taxable equivalent basis.

Non-interest income

Non-interest income amounted to $171.2 million for the quarter ended September 30, 2025, an increase of $2.7 million when compared to $168.5 million for the previous quarter. Our diverse fee-generating segments, together with robust customer transaction activity, have contributed to solid performance in the third quarter of 2025.

The main variances in non-interest income include:

•

higher other operating income by $3.6 million mainly due to income of $5.3 million related to a retroactive charge billed to a tenant for energy supplied in prior years and higher income from investments accounted under the equity method by $2.7 million, partially offset by the impact of $3.5 million related to certain transactions recognized during the second quarter of 2025 which included income on a tax-related reimbursement and a cash distribution from a legacy equity investment;

partially offset by:

•

lower income from mortgage banking activities by $2.1, million mainly due to an unfavorable variance in the fair value adjustment of Mortgage Servicing Rights (“MSRs”) driven by a reduction in market rates that impacted interest earned on escrowed accounts and net portfolio runoff.

Refer to Table B for further details.

Operating expenses

Operating expenses for the third quarter of 2025 totaled $495.3 million, an increase of $2.5 million when compared to the second quarter of 2025. The variance in operating expenses was driven primarily by:

•	a non-cash goodwill impairment of $13.0 million in our U.S. based equipment leasing subsidiary due to lower projected earnings for the forecasted period, driven by lower lending activity;

•

higher personnel costs by $3.6 million mainly as a result of higher salary expense by $6.6 million due in part to annual salary and merit increases effective in the third quarter of 2025, and the impact of an additional day in the quarter, and higher other personnel costs by $2.0 million, driven by employee termination benefits resulting from ongoing efforts to improve our profitability, including the decision to exit the U.S. Residential Mortgage origination business and close four underperforming branches in the New York metro area at Popular U.S.; partially offset by lower incentive expenses by $6.5 million related to restricted stock grants and performance shares awarded in the second quarter of 2025;

•

higher technology and software expenses by $2.4 million, including software cost amortization, related to investments in the Corporation’s cloud infrastructure, among other continuing investments in technology and transformation initiatives, partially offset by a decrease in network management services expenses; and

•

higher FDIC deposit insurance expense by $1.5 million, mainly driven by Popular U.S., due to changes in the assessment impacted by its wholesale funding composition and an increase in construction loans;

partially offset by:

•

lower other operating expenses by $13.5 million, driven by a reversal in the third quarter of a $4.8 million claim reserve established during the second quarter of 2025 and the release of several sundry loss reserves by $4.6 million mainly related to the mortgage servicing business;

•	lower net occupancy expenses by $3.1 million, driven by a favorable reassessment of the real property tax estimate for certain properties in Puerto Rico by $3.0 million; and

•	lower professional fees by $2.3 million, mainly due to lower costs associated with regulatory compliance activities.

Full-time equivalent employees were 9,263 as of September 30, 2025, compared to 9,303 as of June 30, 2025.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the third quarter of 2025, the Corporation recorded an income tax expense of $36.0 million, compared to an income tax expense of $47.9 million for the previous quarter. The lower income tax expense of $11.9 million is mainly driven by lower income before tax and higher income that is exempt or subject to a preferential tax rate.

The effective tax rate (“ETR”) for the third quarter of 2025 was 14.5%, compared to 18.5% for the previous quarter. The ETR of the Corporation is impacted by the composition source of its taxable income and tax credit activities.

Upon an amendment to the Puerto Rico internal revenue code during the third quarter of 2025, the Corporation elected to treat certain single members LLCs as disregarded entities, as allowed by this amendment, on its 2024 corporate income tax return filed subsequent to the quarter end in October. It is expected that this election will lower our income tax expense by approximately $7.7 million during the fourth quarter of 2025, essentially reversing the year’s income tax expense related to this matter. We expect the ETR for the fourth quarter of 2025 to be within a range of 14% - 16% and within a range from 16% - 18% for the year 2025.

Credit Quality

During the third quarter of 2025, the Corporation’s credit quality metrics were affected by two significant unrelated commercial exposures, resulting in a $188.4 million increase in NPLs and $13.5 million in NCOs tied to these borrowers. These impacts stemmed from issues specific to the individual borrowers and are not indicative of a broader decline in portfolio credit quality.

The first loan classified as NPL is a $158.3 million commercial and industrial facility issued to a telecommunications company in Puerto Rico experiencing reduced revenue due to operational challenges following a business acquisition and client attrition. The second loan classified as NPL is a $30.1 million commercial real estate facility, following a $13.5 million charge-off during the quarter, and is secured by a hotel property in Florida.

Excluding these cases, credit quality metrics were stable. The Corporation continues to closely monitor the economic landscape and borrower performance, as economic uncertainty remains a key consideration. Management believes that the improvements in risk management practices over recent years and the overall credit risk profile of the loan portfolio position the Corporation to continue to operate successfully in the current environment.

The following presents credit quality results for the third quarter of 2025:

Non-Performing Loans and Net Charge Offs

Total NPLs increased by $190.6 million to $502.2 million compared to the previous quarter. Excluding consumer loans, inflows of NPLs held-in-portfolio increased by $205.4 million in the third quarter of 2025. The ratio of NPLs to total loans held in the portfolio was 1.30% for the third quarter of 2025, compared to 0.82% for the previous quarter. NPLs variances per reporting segment include:

•

In the BPPR segment, NPLs increased by $195.7 million, primarily due to the classification of two significant commercial exposures with book values of $158.3 million and $30.1 million as NPLs. These classifications are attributable to borrower specific circumstances and management believes they are not a reflection of the broader credit quality within the portfolio. Excluding consumer loans, inflows to NPLs in the BPPR segment increased by $209.5 million compared to the previous quarter, largely driven by the previously mentioned commercial exposures.

•

In the PB segment, NPLs decreased by $5.1 million driven by lower commercial NPLs by $4.9 million. Inflows to NPLs, excluding consumer loans, decreased by $4.1 million quarter-over-quarter, mainly related to commercial loans.

Total NCOs of $57.8 million increased by $15.6 million when compared to the second quarter of 2025. The Corporation’s ratio of annualized NCOs to average loans held-in-portfolio for the third quarter was 0.60%, compared to 0.45% in the second quarter of 2025.

NCOs variances per reporting segment include:

•

In the BPPR segment, NCOs increased by $16.4 million, mostly due to a $13.5 million charge-off related to the $30.1 million commercial NPL inflow referenced above. Consumer NCOs increased by $3.7 million, mostly due to higher auto loans NCOs by $5.5 million, while the credit cards NCOs decreased by $2.0 million.

•	In the PB segment, NCOs decreased by $0.8 million, mostly due to lower consumer NCOs.

Including other real estate owned (“OREO”) assets of $43.0 million, non-performing assets (“NPAs”) for the Corporation amounted to $545.2 million, an increase of $187.4 million during the period, driven by the increase in NPLs, as previously discussed, partially offset by a net reduction of $3.2 million in OREO assets, mainly due to the sale of residential properties at the BPPR segment, at a net gain.

Allowance for Credit Losses and Provision for Credit Losses

The ACL as of September 30, 2025 amounted to $786.2 million, an increase of $16.7 million when compared to the second quarter of 2025. The increase in ACL was primarily due to a specific reserve recognized for the $158.3 million commercial NPL inflow, partially offset by improvements in the credit quality of the consumer portfolio, as further described below.

In the BPPR segment, the ACL increased by $16.1 million when compared to the previous quarter, mostly due to a $25.6 million increase in the reserves for commercial loans driven by the aforementioned NPL inflow, higher loan balances, and changes in macroeconomic scenarios. The ACL for mortgage loans increased by $2.6 million mostly due to changes in the macroeconomic scenarios. These increases were partially offset by a $11.6 million reduction in the reserves for consumer loans, mainly in the auto loans and credit card portfolios, reflecting improvements in credit quality. In the Popular U.S. segment, the ACL remained stable, increasing by $0.6 million from the previous quarter.

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.03% in the third quarter of 2025, compared to 2.02% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio decreased to 156.6%, from 246.9% in the previous quarter, mainly due to the impact of the two commercial exposures previously mentioned.

The provision for loan losses for the loan and lease portfolios for the third quarter of 2025 was $74.5 million, an increase of $25.0 million when compared to $49.5 million in the previous quarter. The provision for loan losses for the BPPR segment amounted to $72.6 million, compared to $43.2 million in the previous quarter. This increase was mainly driven by higher provision expenses for commercial loans, due to the impact of the above-mentioned large commercial exposures entering NPL status, partially offset by a lower provision for the consumer loan portfolio. The provision for loan losses for the PB segment amounted to $1.9 million, compared to $6.4 million in the prior quarter. The reduction in provision expense occurred mainly within the commercial loan portfolio.

The provision for credit losses for the third quarter of $75.1 million includes the provision for loan and lease losses, along with the $0.8 million reserve related to unfunded loan commitments and the $0.2 million reserve release for the Corporation’s investment portfolio.

Refer to Table L for breakdown of non-performing assets and related ratios and to Table N for allowance for credit losses, net charge-offs and related ratios.

Non-Performing Assets

(Unaudited)
(In thousands)	30-Sep-25	30-Jun-25	30-Sep-24
Non-performing loans held-in-portfolio	$502,202	$311,625	$361,398
Other real estate owned	42,950	46,126	63,028

Total non-performing assets	$545,152	$357,751	$424,426

Net charge-offs for the quarter	$57,788	$42,202	$58,529

Ratios:
Loans held-in-portfolio	$38,687,158	$38,185,178	$36,194,967
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.30%	0.82%	1.00%
Allowance for credit losses to loans held-in-portfolio	2.03	2.02	2.06
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	156.55	246.93	205.96

Refer to Table L for additional information.

Provision for Credit Losses (Benefit)- Loan Portfolios

(Unaudited)	Quarters ended			Nine months ended
(In thousands)	30-Sep-25	30-Jun-25	30-Sep-24	30-Sep-25	30-Sep-24
Provision for credit losses (benefit) - loan portfolios:
BPPR	$72,639	$43,150	$77,147	$168,479	$186,740
Popular U.S.	1,878	6,389	(4,378)	20,795	2,572

Total provision for credit losses (benefit) - loan portfolios	$74,517	$49,539	$72,769	$189,274	$189,312

Credit Quality by Segment

(Unaudited)
(Dollars in thousands)	Quarters ended
BPPR	30-Sep-25	30-Jun-25	30-Sep-24
Provision for credit losses - loan portfolios	$72,639	$43,150	$77,147
Net charge-offs	56,539	40,164	54,581
Total non-performing loans held-in-portfolio	453,369	257,648	288,815
Annualized net charge-offs to average loans held-in-portfolio	0.84%	0.61%	0.86%
Allowance / loans held-in-portfolio	2.56%	2.53%	2.59%
Allowance / non-performing loans held-in-portfolio	153.38%	263.63%	230.66%

	Quarters ended
Popular U.S.	30-Sep-25	30-Jun-25	30-Sep-24
Provision for credit losses (benefit) - loan portfolios	$1,878	$6,389	$(4,378)
Net charge-offs	1,249	2,038	3,948
Total non-performing loans held-in-portfolio	48,833	53,977	72,583
Annualized net charge-offs to average loans held-in-portfolio	0.04%	0.07%	0.15%
Allowance / loans held-in-portfolio	0.79%	0.79%	0.75%
Allowance / non-performing loans held-in-portfolio	186.07%	167.17%	107.66%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Sep-25	30-Jun-25	30-Sep-24
Cash and money market investments	$5,131,470	$6,741,417	$6,958,382
Investment securities	28,371,673	28,283,970	25,280,451
Loans	38,687,158	38,185,178	36,194,967
Total assets	75,065,798	76,065,090	71,323,074
Deposits	66,513,404	67,217,491	63,668,501
Borrowings	1,246,807	1,414,494	973,736
Total liabilities	68,950,126	70,111,072	65,532,560
Stockholders’ equity	6,115,672	5,954,018	5,790,514

Total assets amounted to $75.1 billion at September 30, 2025, a decrease of $1.0 billion from the second quarter of 2025, driven by:

•	a decrease in money market investments of $1.6 billion, mainly driven by lower deposits, loan origination activity and the purchase of investments in U.S. Treasury securities; and

•

a decrease in securities held-to-maturity (“HTM”) of $108.6 million, driven by maturities and principal paydowns, partially offset by the amortization of $47.2 million of the discount related to U.S. Treasury securities previously reclassified from available-for-sale (“AFS”) to HTM;

partially offset by:

•

an increase in loans held-in-portfolio by $502.0 million, driven by an increase of $356.8 million in the BPPR segment across most portfolios, particularly commercial, and mortgage loans, coupled with an increase of $145.2 million in the PB segment, mainly due to commercial and construction loans; and

•

an increase in AFS securities of $196.2 million, driven by an increase in investments in U.S. Treasury securities and a decrease in the unrealized losses of $105.9 million, partially offset by maturities and principal paydowns, mainly in mortgage-backed securities.

Total liabilities decreased by $1.2 billion from the second quarter of 2025, driven by:

•

a decrease of $704.1 million in deposits, primarily driven by a decrease in P.R. public deposits of approximately $841.9 million, mainly due to annual contributions to the government’s pension reserve and debt service payments, and lower demand deposits by $240.6 million, mainly commercial deposits, partially offset by an increase in retail deposits of $185.4 million, primarily at BPPR, and an increase in high-cost deposits of $193.0 million, mainly at PB; P.R. public deposits totaled $20.1 billion and represented 30% of the Corporation’s total deposit portfolio at September 30, 2025;

•	a decrease in other liabilities of $289.2 million, mainly due to lower unsettled U.S. Treasury securities purchases; and

•	a decrease in other short-term borrowings of $150.0 million due to lower FHLB advances in PB.

Stockholders’ equity increased by $161.7 million when compared to the second quarter of 2025 mainly due to the quarter’s net income of $211.3 million, a decrease in net unrealized losses in the portfolio of AFS securities of $94.7 million and the amortization of unrealized losses from securities previously reclassified to HTM of $37.8 million, net of tax, partially offset by an increase in Treasury Stock of $119.1 million, mainly due to common stock repurchases during the quarter, common and preferred dividends declared during the quarter of $50.7 million, and an unfavorable variance in foreign currency translation adjustments of $14.5 million from investments accounted for under the equity method.

During the quarter and nine months ended September 30, 2025, Popular repurchased 1,000,862 shares of common stock for $119.4 million at an average price of $119.33, per share, and 3,407,821 shares of common stock for $353.7 million at an average price of $103.78, per share, respectively, as part of the 2024 and 2025 common stock repurchase programs previously announced. As of September 30, 2025, $429.0 million remained available for stock repurchase under the active repurchase authorization.

The Corporation is in the process of completing its annual goodwill impairment test, using July 31, 2025, as the evaluation date. During the third quarter of 2025, an impairment charge of $13.0 million related to our U.S. based equipment leasing subsidiary was recognized. The Corporation expects to finalize its goodwill evaluation prior to the filing of its Form 10-Q for the quarter ended September 30, 2025, with the Securities and Exchange Commission. Any further impairment of goodwill would result in a non-cash expense, net of tax impact. A charge to earnings related to goodwill impairment would not materially impact regulatory capital and tangible capital calculations.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 15.79%, $91.00 and $79.12, respectively, at September 30, 2025, compared to 15.91%, $87.31 and $75.41, respectively, at June 30, 2025.

Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, such as extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, imposition of additional or special FDIC assessments, or increases thereto, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector, the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks, the impact of the current or any future U.S. government shutdown and changes in and uncertainty regarding federal funding, tax and trade policies, and rulemaking, supervision, examination and enforcement priorities of the federal administration. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2024, our Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and our Form 10-Q for the quarter ended September 30, 2025 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. and British Virgin Islands, as well as auto and equipment leasing and financing in Puerto Rico. Popular also offers broker-dealer and insurance services in Puerto Rico through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Thursday, October 23, 2025 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-646-844-6383 (Local). The dial-in access code is 828640.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Saturday, November 22, 2025, 11:59 p.m. Eastern Time. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 785813.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Consolidated Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses “ACL” - Loan Portfolios - BPPR Operations

Table P - Allowance for Credit Losses “ACL” - Loan Portfolios - Popular U.S. Operations

Table Q - Allowance for Credit Losses “ACL” - Loan Portfolios - Consolidated

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Third Quarter 2025 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Nine months ended
	30-Sep-25	30-Jun-25	30-Sep-24	30-Sep-25	30-Sep-24
Basic EPS	$3.15	$3.09	$2.16	$8.78	$6.06
Diluted EPS	$3.14	$3.09	$2.16	$8.78	$6.05
Average common shares outstanding	67,058,260	68,050,361	71,807,136	68,121,447	71,882,273
Average common shares outstanding - assuming dilution	67,095,421	68,079,649	71,828,402	68,143,888	71,912,153
Common shares outstanding at end of period	66,959,866	67,937,468	71,787,349	66,959,866	71,787,349
Market value per common share	$129.10	$110.21	$100.27	$129.10	$100.27
Market capitalization - (In millions)	$8,645	$7,487	$7,198	$8,645	$7,198
Return on average assets	1.09%	1.11%	0.84%	1.06%	0.79%
Return on average common equity	11.60%	11.77%	8.82%	11.15%	8.43%
Net interest margin (non-taxable equivalent basis)	3.51%	3.49%	3.24%	3.46%	3.20%
Net interest margin (taxable equivalent basis) -non-GAAP	3.90%	3.85%	3.47%	3.83%	3.44%
Common equity per share	$91.00	$87.31	$80.35	$91.00	$80.35
Tangible common book value per common share (non-GAAP) [1]	$79.12	$75.41	$69.04	$79.12	$69.04
Tangible common equity to tangible assets (non-GAAP) [1]	7.13%	6.81%	7.03%	7.13%	7.03%
Return on average tangible common equity [1]	13.06%	13.26%	9.98%	12.57%	9.56%
Tier 1 capital	15.84%	15.96%	16.48%	15.84%	16.48%
Total capital	17.58%	17.70%	18.24%	17.58%	18.24%
Tier 1 leverage	8.48%	8.51%	8.67%	8.48%	8.67%
Common Equity Tier 1 capital	15.79%	15.91%	16.42%	15.79%	16.42%

[1]	Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Third Quarter 2025 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Nine months ended
			Q3 2025		Q3 2025
(In thousands, except per share information)	30-Sep-25	30-Jun-25	vs. Q2 2025	30-Sep-24	vs. Q3 2024	30-Sep-25	30-Sep-24
Interest income:
Loans	$702,039	$684,587	$17,452	$664,731	$37,308	$2,053,299	$1,952,200
Money market investments	66,867	69,532	(2,665)	96,061	(29,194)	206,565	272,893
Investment securities	197,743	189,753	7,990	176,656	21,087	567,655	528,403

Total interest income	966,649	943,872	22,777	937,448	29,201	2,827,519	2,753,496

Interest expense:
Deposits	303,432	295,058	8,374	350,985	(47,553)	896,353	1,020,420
Short-term borrowings	4,616	5,300	(684)	1,430	3,186	11,342	3,748
Long-term debt	12,096	11,965	131	12,560	(464)	36,173	37,799

Total interest expense	320,144	312,323	7,821	364,975	(44,831)	943,868	1,061,967

Net interest income	646,505	631,549	14,956	572,473	74,032	1,883,651	1,691,529
Provision for credit losses	75,125	48,941	26,184	71,448	3,677	188,147	190,840

Net interest income after provision for credit losses	571,380	582,608	(11,228)	501,025	70,355	1,695,504	1,500,689

Service charges on deposit accounts	39,077	38,826	251	38,315	762	116,957	113,283
Other service fees	101,376	100,522	854	98,748	2,628	296,406	289,883
Mortgage banking activities	2,771	4,872	(2,101)	2,670	101	11,332	12,753
Net gain (loss), including impairment, on equity securities	2,197	1,862	335	(546)	2,743	3,645	876
Net gain on trading account debt securities	398	538	(140)	817	(419)	1,456	1,455
Adjustments to indemnity reserves on loans sold	36	120	(84)	808	(772)	329	783
Other operating income	25,340	21,737	3,603	23,270	2,070	61,608	75,173

Total non-interest income	171,195	168,477	2,718	164,082	7,113	491,733	494,206

Operating expenses:
Personnel costs
Salaries	139,350	132,752	6,598	135,983	3,367	403,052	394,001
Commissions, incentives and other bonuses	35,309	40,551	(5,242)	26,350	8,959	113,846	95,587
Profit sharing	13,000	13,000	—	—	13,000	26,000	—
Pension, postretirement and medical insurance	18,749	18,458	291	16,387	2,362	51,773	50,391
Other personnel costs, including payroll taxes	26,580	24,594	1,986	23,136	3,444	80,385	74,678

Total personnel costs	232,988	229,355	3,633	201,856	31,132	675,056	614,657
Net occupancy expenses	26,083	29,140	(3,057)	28,031	(1,948)	82,441	83,764
Equipment expenses	5,313	5,789	(476)	9,349	(4,036)	16,404	28,578
Other taxes	17,967	18,632	(665)	17,757	210	55,324	47,465
Professional fees	25,808	28,108	(2,300)	26,708	(900)	80,741	93,370
Technology and software expenses	87,117	84,696	2,421	88,452	(1,335)	255,481	247,666
Processing and transactional services
Credit and debit cards	14,728	13,044	1,684	11,761	2,967	40,698	37,644
Other processing and transactional services	23,680	24,817	(1,137)	22,559	1,121	73,352	69,966

Total processing and transactional services	38,408	37,861	547	34,320	4,088	114,050	107,610
Communications	4,836	5,010	(174)	5,229	(393)	14,750	14,143
Business promotion
Rewards and customer loyalty programs	17,656	18,047	(391)	16,533	1,123	52,068	46,995
Other business promotion	9,648	8,338	1,310	9,104	544	25,296	25,080

Total business promotion	27,304	26,385	919	25,637	1,667	77,364	72,075
Deposit insurance	10,873	9,407	1,466	10,433	440	30,315	44,901
Other real estate owned (OREO) expense (income)	(3,408)	(4,124)	716	(2,674)	(734)	(10,862)	(13,745)
Other operating expenses
Operational losses	1,634	6,185	(4,551)	5,769	(4,135)	13,957	21,153
All other	6,980	15,932	(8,952)	15,750	(8,770)	39,673	56,140

Total other operating expenses	8,614	22,117	(13,503)	21,519	(12,905)	53,630	77,293
Amortization of intangibles	384	385	(1)	704	(320)	1,366	2,233
Goodwill impairment	13,000	—	13,000	—	13,000	13,000	—

Total operating expenses	495,287	492,761	2,526	467,321	27,966	1,459,060	1,420,010

Income before income tax	247,288	258,324	(11,036)	197,786	49,502	728,177	574,885
Income tax expense	35,971	47,884	(11,913)	42,463	(6,492)	128,918	138,490

Net income	$211,317	$210,440	$877	$155,323	$55,994	$599,259	$436,395

Net income applicable to common stock	$210,964	$210,087	$877	$154,970	$55,994	$598,200	$435,336

Net income per common share - basic	$3.15	$3.09	$0.06	$2.16	$0.99	$8.78	$6.06

Net income per common share - diluted	$3.14	$3.09	$0.05	$2.16	$0.98	$8.78	$6.05

Dividends Declared per Common Share	$0.75	$0.70	$0.05	$0.62	$0.13	$2.15	$1.86

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q3 2025 vs.
(In thousands)	30-Sep-25	30-Jun-25	30-Sep-24	Q2 2025
Assets:
Cash and due from banks	$377,079	$400,631	$427,594	$(23,552)
Money market investments	4,754,391	6,340,786	6,530,788	(1,586,395)
Trading account debt securities, at fair value	33,122	29,643	30,843	3,479
Debt securities available-for-sale, at fair value	20,686,423	20,490,212	17,186,123	196,211
Debt securities held-to-maturity, at amortized cost	7,433,135	7,541,724	7,865,294	(108,589)
Less: Allowance for credit losses	5,837	5,999	5,430	(162)

Debt securities held-to-maturity, net	7,427,298	7,535,725	7,859,864	(108,427)

Equity securities	218,993	222,391	198,191	(3,398)
Loans held-for-sale, at lower of cost or fair value	7,783	2,898	5,509	4,885
Loans held-in-portfolio	39,111,956	38,611,834	36,599,612	500,122
Less: Unearned income	424,798	426,656	404,645	(1,858)
Allowance for credit losses	786,220	769,485	744,320	16,735

Total loans held-in-portfolio, net	37,900,938	37,415,693	35,450,647	485,245

Premises and equipment, net	679,651	649,191	624,376	30,460
Other real estate	42,950	46,126	63,028	(3,176)
Accrued income receivable	297,347	274,867	257,406	22,480
Mortgage servicing rights, at fair value	99,523	103,077	108,827	(3,554)
Other assets	1,744,886	1,745,052	1,767,919	(166)
Goodwill	789,954	802,954	804,428	(13,000)
Other intangible assets	5,460	5,844	7,531	(384)

Total assets	$75,065,798	$76,065,090	$71,323,074	$(999,292)

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$14,874,026	$15,114,614	$15,276,071	$(240,588)
Interest bearing	51,639,378	52,102,877	48,392,430	(463,499)

Total deposits	66,513,404	67,217,491	63,668,501	(704,087)

Assets sold under agreements to repurchase	56,853	56,043	55,360	810
Other short-term borrowings	400,000	550,000	—	(150,000)
Notes payable	789,954	808,451	918,376	(18,497)
Other liabilities	1,189,915	1,479,087	890,323	(289,172)

Total liabilities	68,950,126	70,111,072	65,532,560	(1,160,946)

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,049	1,049	1,048	—
Surplus	4,920,767	4,919,950	4,853,869	817
Retained earnings	5,022,546	4,861,958	4,495,878	160,588
Treasury stock	(2,574,573)	(2,455,425)	(2,069,430)	(119,148)
Accumulated other comprehensive loss, net of tax	(1,276,260)	(1,395,657)	(1,512,994)	119,397

Total stockholders’ equity	6,115,672	5,954,018	5,790,514	161,654

Total liabilities and stockholders’ equity	$75,065,798	$76,065,090	$71,323,074	$(999,292)

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended September 30, 2025 and June 30, 2025

(Unaudited)

										Variance
Average Volume			Average Yields / Costs				Interest			Attributable to
30-Sep-25	30-Jun-25	Variance	30-Sep-25	30-Jun-25	Variance		30-Sep-25	30-Jun-25	Variance	Rate	Volume
(In millions)							(In thousands)
$5,990	$6,251	$(261)	4.43%	4.46%	(0.03)%	Money market investments	$66,867	$69,532	$(2,665)	$246	$(2,911)
28,957	28,809	148	3.42	3.29	0.13	Investment securities [1]	249,071	236,372	12,699	10,895	1,804
28	27	1	5.43	5.99	(0.56)	Trading securities	391	407	(16)	(35)	19

34,975	35,087	(112)	3.59	3.50	0.09	Total money market, investment and trading securities	316,329	306,311	10,018	11,106	(1,088)

						Loans:
19,229	18,676	553	6.72	6.73	(0.01)	Commercial	325,869	313,493	12,376	3,031	9,345
1,549	1,459	90	8.24	8.19	0.05	Construction	32,184	29,806	2,378	526	1,852
1,981	1,963	18	7.26	7.18	0.08	Leasing	35,957	35,249	708	378	330
8,484	8,339	145	5.96	5.89	0.07	Mortgage	126,352	122,873	3,479	1,324	2,155
3,257	3,211	46	13.80	14.00	(0.20)	Consumer	113,280	112,083	1,197	(476)	1,673
3,945	3,937	8	9.15	9.14	0.01	Auto	91,006	89,706	1,300	1,138	162

38,445	37,585	860	7.49	7.50	(0.01)	Total loans	724,648	703,210	21,438	5,921	15,517

$73,420	$72,672	$748	5.63%	5.57%	0.06%	Total earning assets	$1,040,977	$1,009,521	$31,456	$17,027	$14,429

						Interest bearing deposits:
$8,184	$8,062	$122	1.77%	1.71%	0.06%	NOW and money market	$36,421	$34,288	$2,133	$967	$1,166
14,529	14,605	(76)	0.81	0.83	(0.02)	Savings	29,772	30,378	(606)	(351)	(255)
8,825	8,532	293	3.16	3.15	0.01	Time deposits	70,196	67,032	3,164	728	2,436
20,766	20,333	433	3.19	3.22	(0.03)	P.R. public deposits	167,043	163,360	3,683	139	3,544

52,304	51,532	772	2.30	2.29	0.01	Total interest bearing deposits	303,432	295,058	8,374	1,483	6,891

14,846	14,825	21				Non-interest bearing demand deposits

67,150	66,357	793	1.79	1.78	0.01	Total deposits	303,432	295,058	8,374	1,483	6,891

405	470	(65)	4.52	4.52	—	Short-term borrowings	4,616	5,300	(684)	62	(746)
812	832	(20)	5.98	5.79	0.19	Other medium and long-term debt	12,096	11,965	131	198	(67)

53,521	52,834	687	2.37	2.36	0.01	Total interest bearing liabilities (excluding demand deposits)	320,144	312,323	7,821	1,743	6,078

5,053	5,013	40				Other sources of funds

$73,420	$72,672	$748	1.73%	1.72%	0.01%	Total source of funds	320,144	312,323	7,821	1,743	6,078

			3.90%	3.85%	0.05%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	720,833	697,198	23,635	$15,284	$8,351

			3.26%	3.21%	0.05%	Net interest spread

						Taxable equivalent adjustment	74,328	65,649	8,679

			3.51%	3.49%	0.02%	Net interest margin/income non-taxable equivalent basis (GAAP)	$646,505	$631,549	$14,956

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended September 30, 2025 and September 30, 2024

(Unaudited)

										Variance
Average Volume			Average Yields / Costs				Interest			Attributable to
30-Sep-25	30-Sep-24	Variance	30-Sep-25	30-Sep-24	Variance		30-Sep-25	30-Sep-24	Variance	Rate	Volume
(In millions)							(In thousands)
$5,990	$7,033	$(1,043)	4.43%	5.43%	(1.00)%	Money market investments	$66,867	$96,061	$(29,194)	$(16,107)	$(13,087)
28,957	27,569	1,388	3.42	2.92	0.50	Investment securities [1]	249,071	202,317	46,754	32,970	13,784
28	30	(2)	5.43	5.87	(0.44)	Trading securities	391	436	(45)	(31)	(14)

34,975	34,632	343	3.59	3.43	0.16	Total money market, investment and trading securities	316,329	298,814	17,515	16,832	683

						Loans:
19,229	17,798	1,431	6.72	6.90	(0.18)	Commercial	325,869	308,734	17,135	(7,239)	24,374
1,549	1,129	420	8.24	8.85	(0.61)	Construction	32,184	25,102	7,082	(1,732)	8,814
1,981	1,851	130	7.26	6.97	0.29	Leasing	35,957	32,241	3,716	1,378	2,338
8,484	7,911	573	5.96	5.73	0.23	Mortgage	126,352	113,409	12,943	4,523	8,420
3,257	3,211	46	13.80	14.08	(0.28)	Consumer	113,280	112,423	857	(787)	1,644
3,945	3,879	66	9.15	8.94	0.21	Auto	91,006	87,189	3,817	2,338	1,479

38,445	35,779	2,666	7.49	7.56	(0.07)	Total loans	724,648	679,098	45,550	(1,519)	47,069

$73,420	$70,411	$3,009	5.63%	5.53%	0.10%	Total earning assets	$1,040,977	$977,912	$63,065	$15,313	$47,752

						Interest bearing deposits:
$8,184	$7,387	$797	1.77%	2.04%	(0.27)%	NOW and money market	$36,421	$37,857	$(1,436)	$(4,891)	$3,455
14,529	14,318	211	0.81	0.92	(0.11)	Savings	29,772	33,134	(3,362)	(3,981)	619
8,825	8,366	459	3.16	3.45	(0.29)	Time deposits	70,196	72,503	(2,307)	(6,096)	3,789
20,766	19,468	1,298	3.19	4.24	(1.05)	P.R. public deposits	167,043	207,491	(40,448)	(52,899)	12,451

52,304	49,539	2,765	2.30	2.82	(0.52)	Total interest bearing deposits	303,432	350,985	(47,553)	(67,867)	20,314

14,846	14,968	(122)				Non-interest bearing demand deposits

67,150	64,507	2,643	1.79	2.16	(0.37)	Total deposits	303,432	350,985	(47,553)	(67,867)	20,314

405	101	304	4.52	5.62	(1.10)	Short-term borrowings	4,616	1,431	3,185	(267)	3,452
812	950	(138)	5.98	5.32	0.66	Other medium and long-term debt	12,096	12,560	(464)	226	(690)

53,521	50,590	2,931	2.37	2.87	(0.50)	Total interest bearing liabilities (excluding demand deposits)	320,144	364,976	(44,832)	(67,908)	23,076

5,053	4,853	200				Other sources of funds

$73,420	$70,411	$3,009	1.73%	2.06%	(0.33)%	Total source of funds	320,144	364,976	(44,832)	(67,908)	23,076

			3.90%	3.47%	0.43%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	720,833	612,936	107,897	$83,221	$24,676

			3.26%	2.66%	0.60%	Net interest spread

						Taxable equivalent adjustment	74,328	40,464	33,864

			3.51%	3.24%	0.27%	Net interest margin/income non-taxable equivalent basis (GAAP)	$646,505	$572,472	$74,033

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

										Variance
Average Volume			Average Yields / Costs				Interest			Attributable to
30-Sep-25	30-Sep-24	Variance	30-Sep-25	30-Sep-24	Variance		30-Sep-25	30-Sep-24	Variance	Rate	Volume
(In millions)							(In thousands)
$6,205	$6,664	$(459)	4.45%	5.47%	(1.02)%	Money market investments	$206,565	$272,893	$(66,328)	$(48,483)	$(17,845)
28,729	28,271	458	3.28	2.88	0.40	Investment securities [1]	705,879	610,342	95,537	79,280	16,257
29	30	(1)	5.74	5.02	0.72	Trading securities	1,237	1,114	123	155	(32)

34,963	34,965	(2)	3.49	3.38	0.11	Total money market, investment and trading securities	913,681	884,349	29,332	30,952	(1,620)

						Loans:
18,802	17,707	1,095	6.72	6.87	(0.15)	Commercial	945,330	910,241	35,089	(20,306)	55,395
1,440	1,064	376	8.19	8.97	(0.78)	Construction	88,179	71,426	16,753	(6,722)	23,475
1,961	1,794	167	7.18	6.86	0.32	Leasing	105,650	92,292	13,358	4,501	8,857
8,331	7,818	513	5.89	5.67	0.22	Mortgage	368,141	332,626	35,515	13,125	22,390
3,224	3,209	15	14.10	13.94	0.16	Consumer	339,880	334,818	5,062	3,058	2,004
3,935	3,820	115	9.00	8.86	0.14	Auto	264,905	253,511	11,394	3,760	7,634

37,693	35,412	2,281	7.49	7.52	(0.03)	Total loans	2,112,085	1,994,914	117,171	(2,584)	119,755

$72,656	$70,377	$2,279	5.57%	5.46%	0.11%	Total earning assets	$3,025,766	$2,879,263	$146,503	$28,368	$118,135

						Interest bearing deposits:
$8,077	$7,558	$519	1.73%	2.00%	(0.27)%	NOW and money market	$104,711	$113,405	$(8,694)	$(14,883)	$6,189
14,547	14,579	(32)	0.84	0.93	(0.09)	Savings	91,430	101,008	(9,578)	(9,213)	(365)
8,587	8,142	445	3.17	3.35	(0.18)	Time deposits	203,909	204,014	(105)	(11,631)	11,526
20,464	19,168	1,296	3.24	4.20	(0.96)	P.R public deposits	496,303	601,993	(105,690)	(144,853)	39,163

51,675	49,447	2,228	2.32	2.76	(0.44)	Total interest bearing deposits	896,353	1,020,420	(124,067)	(180,580)	56,513

14,778	15,075	(297)				Non-interest bearing demand deposits

66,453	64,522	1,931	1.80	2.11	(0.31)	Total deposits	896,353	1,020,420	(124,067)	(180,580)	56,513

333	89	244	4.55	5.65	(1.10)	Short-term borrowings	11,342	3,749	7,593	(669)	8,262
835	975	(140)	5.79	5.18	0.61	Other medium and long-term debt	36,173	37,799	(1,626)	3,875	(5,501)

52,843	50,511	2,332	2.39	2.81	(0.42)	Total interest bearing liabilities (excluding demand deposits)	943,868	1,061,968	(118,100)	(177,374)	59,274

5,035	4,791	244				Other sources of funds

$72,656	$70,377	$2,279	1.74%	2.02%	(0.28)%	Total source of funds	943,868	1,061,968	(118,100)	(177,374)	59,274

			3.83%	3.44%	0.39%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	2,081,898	1,817,295	264,603	$205,742	$58,861

			3.18%	2.65%	0.53%	Net interest spread

						Taxable equivalent adjustment	198,247	125,766	72,481

			3.46%	3.20%	0.26%	Net interest margin/income non-taxable equivalent basis (GAAP)	$1,883,651	$1,691,529	$192,122

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-25	30-Jun-25	30-Sep-24	Q3 2025 vs.Q2 2025	Q3 2025 vs.Q3 2024	30-Sep-25	30-Sep-24	2025 vs. 2024
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$6,744	$6,912	$7,559	$(168)	$(815)	$20,824	$22,912	$(2,088)
Mortgage servicing rights fair value adjustments	(3,835)	(1,954)	(4,896)	(1,881)	1,061	(9,359)	(10,280)	921

Total mortgage servicing fees, net of fair value adjustments	2,909	4,958	2,663	(2,049)	246	11,465	12,632	(1,167)

Net (loss) gain on sale of loans, including valuation on loans held-for-sale	(53)	(37)	320	(16)	(373)	103	396	(293)

Trading account loss:
Unrealized gains (losses) on outstanding derivative positions	51	(8)	(44)	59	95	(44)	113	(157)
Realized losses on closed derivative positions	(122)	(10)	(261)	(112)	139	(131)	(249)	118

Total trading account loss	(71)	(18)	(305)	(53)	234	(175)	(136)	(39)

Losses on repurchased loans, including interest advances	(14)	(31)	(8)	17	(6)	(61)	(139)	78

Total mortgage banking activities	$2,771	$4,872	$2,670	$(2,101)	$101	$11,332	$12,753	$(1,421)

Other Service Fees

	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-25	30-Jun-25	30-Sep-24	Q3 2025 vs.Q2 2025	Q3 2025 vs.Q3 2024	30-Sep-25	30-Sep-24	2025 vs. 2024
Other service fees:
Debit card fees	$28,084	$27,918	$26,197	$166	$1,887	$82,434	$78,907	$3,527
Insurance fees	12,995	12,695	15,422	300	(2,427)	36,999	43,479	(6,480)
Credit card fees	32,668	32,502	31,262	166	1,406	95,300	91,577	3,723
Sale and administration of investment products	9,459	9,058	8,387	401	1,072	27,490	23,664	3,826
Trust fees	6,998	6,626	6,715	372	283	19,924	20,044	(120)
Other fees	11,172	11,723	10,765	(551)	407	34,259	32,212	2,047

Total other service fees	$101,376	$100,522	$98,748	$854	$2,628	$296,406	$289,883	$6,523

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table H - Consolidated Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(Dollars in thousands)	30-Sep-25	30-Jun-25	30-Sep-24	Q3 2025 vs.Q2 2025	% of Change	Q3 2025 vs.Q3 2024	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,489,589	$2,520,789	$2,405,302	$(31,200)	(1.24%)	$84,287	3.50%
Commercial real estate non-owner occupied	5,462,580	5,521,374	5,185,381	(58,794)	(1.06%)	277,199	5.35%
Commercial real estate owner occupied	3,090,724	3,003,855	3,092,393	86,869	2.89%	(1,669)	(0.05%)
Commercial and industrial	8,245,639	8,043,752	7,400,553	201,887	2.51%	845,086	11.42%
Total Commercial	19,288,532	19,089,770	18,083,629	198,762	1.04%	1,204,903	6.66%
Construction	1,604,612	1,468,201	1,113,307	136,411	9.29%	491,305	44.13%
Mortgage	8,558,408	8,444,427	7,993,348	113,981	1.35%	565,060	7.07%
Leasing	1,998,651	1,983,068	1,887,052	15,583	0.79%	111,599	5.91%
Consumer
Credit cards	1,225,567	1,215,293	1,186,893	10,274	0.85%	38,674	3.26%
Home equity lines of credit	78,890	77,479	69,691	1,411	1.82%	9,199	13.20%
Personal	1,900,325	1,876,463	1,873,175	23,862	1.27%	27,150	1.45%
Auto	3,850,953	3,861,702	3,818,607	(10,749)	(0.28%)	32,346	0.85%
Other	181,220	168,775	169,265	12,445	7.37%	11,955	7.06%
Total Consumer	7,236,955	7,199,712	7,117,631	37,243	0.52%	119,324	1.68%

Total loans held-in-portfolio	$38,687,158	$38,185,178	$36,194,967	$501,980	1.31%	$2,492,191	6.89%

Loans held-for-sale:
Mortgage	$7,783	$2,898	$5,509	$4,885	168.56%	$2,274	41.28%

Total loans held-for-sale	$7,783	$2,898	$5,509	$4,885	168.56%	$2,274	41.28%

Total loans	$38,694,941	$38,188,076	$36,200,476	$506,865	1.33%	$2,494,465	6.89%

Deposits - Ending Balances

				Variance
(In thousands)	30-Sep-25	30-Jun-25	30-Sep-24	Q3 2025 vs. Q2 2025	% of Change	Q3 2025 vs.Q3 2024	% of Change
Deposits excluding P.R. public deposits:
Demand deposits	$14,874,026	$15,114,614	$15,276,071	$(240,588)	(1.59%)	$(402,045)	(2.63%)
Savings, NOW and money market deposits (non-brokered)	21,739,958	21,554,606	20,584,328	185,352	0.86%	1,155,630	5.61%
Savings, NOW and money market deposits (brokered)	883,471	829,506	735,231	53,965	6.51%	148,240	20.16%
Time deposits (non-brokered)	8,014,080	7,938,858	7,363,477	75,222	0.95%	650,603	8.84%
Time deposits (brokered CDs)	925,761	861,947	993,522	63,814	7.40%	(67,761)	(6.82%)

Sub-total deposits excluding P.R. public deposits	46,437,296	46,299,531	44,952,629	137,765	0.30%	1,484,667	3.30%

P.R. public deposits:
Demand deposits [1]	12,487,246	12,376,316	11,088,511	110,930	0.90%	1,398,735	12.61%
Savings, NOW and money market deposits (non-brokered)	6,907,309	7,743,663	6,903,370	(836,354)	(10.80%)	3,939	0.06%
Time deposits (non-brokered)	681,553	797,981	723,991	(116,428)	(14.59%)	(42,438)	(5.86%)

Sub-total P.R. public deposits	20,076,108	20,917,960	18,715,872	(841,852)	(4.02%)	1,360,236	7.27%

Total deposits	$66,513,404	$67,217,491	$63,668,501	$(704,087)	(1.05%)	$2,844,903	4.47%

[1]	Includes interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table I - Loan Delinquency -BPPR Operations

(Unaudited)

30-Sep-25
BPPR
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$1,357	$1	$174	$1,532	$300,834	$302,366	$174	$—
Commercial real estate:
Non-owner occupied	17,422	292	37,043	54,757	3,247,988	3,302,745	37,043	—
Owner occupied	2,004	152	25,619	27,775	1,167,509	1,195,284	25,619	—
Commercial and industrial	4,237	2,032	178,224	184,493	5,567,505	5,751,998	173,245	4,979
Construction	2,898	1,691	—	4,589	299,364	303,953	—	—
Mortgage	252,650	118,092	314,103	684,845	6,548,261	7,233,106	139,958	174,145
Leasing	23,537	5,372	7,747	36,656	1,961,995	1,998,651	7,747	—
Consumer:
Credit cards	13,556	9,917	25,625	49,098	1,176,469	1,225,567	—	25,625
Home equity lines of credit	—	—	—	—	1,693	1,693	—	—
Personal	19,826	11,353	18,375	49,554	1,773,594	1,823,148	18,375	—
Auto	107,907	21,874	49,432	179,213	3,671,740	3,850,953	49,432	—
Other	2,907	245	2,195	5,347	166,980	172,327	1,776	419

Total	$448,301	$171,021	$658,537	$1,277,859	$25,883,932	$27,161,791	$453,369	$205,168

30-Jun-25
BPPR
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$6,337	$—	$174	$6,511	$299,852	$306,363	$174	$—
Commercial real estate:
Non-owner occupied	113	1,679	6,084	7,876	3,322,108	3,329,984	6,084	—
Owner occupied	1,087	2,098	27,320	30,505	1,171,601	1,202,106	27,320	—
Commercial and industrial	4,657	2,449	12,652	19,758	5,574,966	5,594,724	8,588	4,064
Construction	3,720	—	—	3,720	249,579	253,299	—	—
Mortgage	262,525	109,530	324,140	696,195	6,407,811	7,104,006	147,464	176,676
Leasing	23,109	5,629	7,976	36,714	1,946,354	1,983,068	7,976	—
Consumer:
Credit cards	14,184	9,360	25,201	48,745	1,166,545	1,215,290	—	25,201
Home equity lines of credit	—	—	—	—	1,809	1,809	—	—
Personal	19,022	11,917	17,499	48,438	1,743,772	1,792,210	17,499	—
Auto	102,643	22,404	40,595	165,642	3,696,060	3,861,702	40,595	—
Other	2,500	160	2,212	4,872	155,550	160,422	1,948	264

Total	$439,897	$165,226	$463,853	$1,068,976	$25,736,007	$26,804,983	$257,648	$206,205

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(4,980)	$1	$—	$(4,979)	$982	$(3,997)	$—	$—
Commercial real estate:
Non-owner occupied	17,309	(1,387)	30,959	46,881	(74,120)	(27,239)	30,959	—
Owner occupied	917	(1,946)	(1,701)	(2,730)	(4,092)	(6,822)	(1,701)	—
Commercial and industrial	(420)	(417)	165,572	164,735	(7,461)	157,274	164,657	915
Construction	(822)	1,691	—	869	49,785	50,654	—	—
Mortgage	(9,875)	8,562	(10,037)	(11,350)	140,450	129,100	(7,506)	(2,531)
Leasing	428	(257)	(229)	(58)	15,641	15,583	(229)	—
Consumer:
Credit cards	(628)	557	424	353	9,924	10,277	—	424
Home equity lines of credit	—	—	—	—	(116)	(116)	—	—
Personal	804	(564)	876	1,116	29,822	30,938	876	—
Auto	5,264	(530)	8,837	13,571	(24,320)	(10,749)	8,837	—
Other	407	85	(17)	475	11,430	11,905	(172)	155

Total	$8,404	$5,795	$194,684	$208,883	$147,925	$356,808	$195,721	$(1,037)

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

30-Sep-25
Popular U.S.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$—	$2,638	$8,467	$11,105	$2,176,118	$2,187,223	$8,467	$—
Commercial real estate:
Non-owner occupied	84	—	7,083	7,167	2,152,668	2,159,835	7,083	—
Owner occupied	15,171	217	—	15,388	1,880,052	1,895,440	—	—
Commercial and industrial	14,949	—	1,434	16,383	2,477,258	2,493,641	1,246	188
Construction	—	—	—	—	1,300,659	1,300,659	—	—
Mortgage	1,298	4,988	27,809	34,095	1,291,207	1,325,302	27,809	—
Consumer:
Home equity lines of credit	395	335	3,257	3,987	73,210	77,197	3,257	—
Personal	1,006	990	941	2,937	74,240	77,177	941	—
Other	—	—	30	30	8,863	8,893	30	—

Total	$32,903	$9,168	$49,021	$91,092	$11,434,275	$11,525,367	$48,833	$188

30-Jun-25
Popular U.S.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$—	$4,675	$10,751	$15,426	$2,199,000	$2,214,426	$10,751	$—
Commercial real estate:
Non-owner occupied	1,503	—	7,893	9,396	2,181,994	2,191,390	7,893	—
Owner occupied	10,677	—	231	10,908	1,790,841	1,801,749	231	—
Commercial and industrial	9,235	5,195	3,025	17,455	2,431,573	2,449,028	2,836	189
Construction	—	—	—	—	1,214,902	1,214,902	—	—
Mortgage	677	3,329	28,052	32,058	1,308,363	1,340,421	28,052	—
Consumer:
Credit cards	—	—	—	—	3	3	—	—
Home equity lines of credit	845	717	3,120	4,682	70,988	75,670	3,120	—
Personal	1,045	532	1,094	2,671	81,582	84,253	1,094	—
Other	694	1	—	695	7,658	8,353	—	—

Total	$24,676	$14,449	$54,166	$93,291	$11,286,904	$11,380,195	$53,977	$189

Variance

	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$—	$(2,037)	$(2,284)	$(4,321)	$(22,882)	$(27,203)	$(2,284)	$—
Commercial real estate:
Non-owner occupied	(1,419)	—	(810)	(2,229)	(29,326)	(31,555)	(810)	—
Owner occupied	4,494	217	(231)	4,480	89,211	93,691	(231)	—
Commercial and industrial	5,714	(5,195)	(1,591)	(1,072)	45,685	44,613	(1,590)	(1)
Construction	—	—	—	—	85,757	85,757	—	—
Mortgage	621	1,659	(243)	2,037	(17,156)	(15,119)	(243)	—
Consumer:
Credit cards	—	—	—	—	(3)	(3)	—	—
Home equity lines of credit	(450)	(382)	137	(695)	2,222	1,527	137	—
Personal	(39)	458	(153)	266	(7,342)	(7,076)	(153)	—
Other	(694)	(1)	30	(665)	1,205	540	30	—

Total	$8,227	$(5,281)	$(5,145)	$(2,199)	$147,371	$145,172	$(5,144)	$(1)

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

30-Sep-25
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$1,357	$2,639	$8,641	$12,637	$2,476,952	$2,489,589	$8,641	$—
Commercial real estate:
Non-owner occupied	17,506	292	44,126	61,924	5,400,656	5,462,580	44,126	—
Owner occupied	17,175	369	25,619	43,163	3,047,561	3,090,724	25,619	—
Commercial and industrial	19,186	2,032	179,658	200,876	8,044,763	8,245,639	174,491	5,167
Construction	2,898	1,691	—	4,589	1,600,023	1,604,612	—	—
Mortgage	253,948	123,080	341,912	718,940	7,839,468	8,558,408	167,767	174,145
Leasing	23,537	5,372	7,747	36,656	1,961,995	1,998,651	7,747	—
Consumer:
Credit cards	13,556	9,917	25,625	49,098	1,176,469	1,225,567	—	25,625
Home equity lines of credit	395	335	3,257	3,987	74,903	78,890	3,257	—
Personal	20,832	12,343	19,316	52,491	1,847,834	1,900,325	19,316	—
Auto	107,907	21,874	49,432	179,213	3,671,740	3,850,953	49,432	—
Other	2,907	245	2,225	5,377	175,843	181,220	1,806	419

Total	$481,204	$180,189	$707,558	$1,368,951	$37,318,207	$38,687,158	$502,202	$205,356

30-Jun-25
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$6,337	$4,675	$10,925	$21,937	$2,498,852	$2,520,789	$10,925	$—
Commercial real estate:
Non-owner occupied	1,616	1,679	13,977	17,272	5,504,102	5,521,374	13,977	—
Owner occupied	11,764	2,098	27,551	41,413	2,962,442	3,003,855	27,551	—
Commercial and industrial	13,892	7,644	15,677	37,213	8,006,539	8,043,752	11,424	4,253
Construction	3,720	—	—	3,720	1,464,481	1,468,201	—	—
Mortgage	263,202	112,859	352,192	728,253	7,716,174	8,444,427	175,516	176,676
Leasing	23,109	5,629	7,976	36,714	1,946,354	1,983,068	7,976	—
Consumer:
Credit cards	14,184	9,360	25,201	48,745	1,166,548	1,215,293	—	25,201
Home equity lines of credit	845	717	3,120	4,682	72,797	77,479	3,120	—
Personal	20,067	12,449	18,593	51,109	1,825,354	1,876,463	18,593	—
Auto	102,643	22,404	40,595	165,642	3,696,060	3,861,702	40,595	—
Other	3,194	161	2,212	5,567	163,208	168,775	1,948	264

Total	$464,573	$179,675	$518,019	$1,162,267	$37,022,911	$38,185,178	$311,625	$206,394

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(4,980)	$(2,036)	$(2,284)	$(9,300)	$(21,900)	$(31,200)	$(2,284)	$—
Commercial real estate:
Non-owner occupied	15,890	(1,387)	30,149	44,652	(103,446)	(58,794)	30,149	—
Owner occupied	5,411	(1,729)	(1,932)	1,750	85,119	86,869	(1,932)	—
Commercial and industrial	5,294	(5,612)	163,981	163,663	38,224	201,887	163,067	914
Construction	(822)	1,691	—	869	135,542	136,411	—	—
Mortgage	(9,254)	10,221	(10,280)	(9,313)	123,294	113,981	(7,749)	(2,531)
Leasing	428	(257)	(229)	(58)	15,641	15,583	(229)	—
Consumer:
Credit cards	(628)	557	424	353	9,921	10,274	—	424
Home equity lines of credit	(450)	(382)	137	(695)	2,106	1,411	137	—
Personal	765	(106)	723	1,382	22,480	23,862	723	—
Auto	5,264	(530)	8,837	13,571	(24,320)	(10,749)	8,837	—
Other	(287)	84	13	(190)	12,635	12,445	(142)	155

Total	$16,631	$514	$189,539	$206,684	$295,296	$501,980	$190,577	$(1,038)

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	30-Sep-25	As a % of loans HIP by category	30-Jun-25	As a % of loans HIP by category	30-Sep-24	As a % of loans HIP by category	Q3 2025 vs. Q2 2025	Q3 2025 vs. Q3 2024
Non-accrual loans:
Commercial
Commercial multi-family	$8,641	0.3%	$10,925	0.4%	$8,787	0.4%	$(2,284)	$(146)
Commercial real estate non-owner occupied	44,126	0.8	13,977	0.3	9,775	0.2	30,149	34,351
Commercial real estate owner occupied	25,619	0.8	27,551	0.9	48,848	1.6	(1,932)	(23,229)
Commercial and industrial	174,491	2.1	11,424	0.1	24,885	0.3	163,067	149,606
Total Commercial	252,877	1.3	63,877	0.3	92,295	0.5	189,000	160,582
Mortgage	167,767	2.0	175,516	2.1	186,354	2.3	(7,749)	(18,587)
Leasing	7,747	0.4	7,976	0.4	7,367	0.4	(229)	380
Consumer
Home equity lines of credit	3,257	4.1	3,120	4.0	3,834	5.5	137	(577)
Personal	19,316	1.0	18,593	1.0	22,829	1.2	723	(3,513)
Auto	49,432	1.3	40,595	1.1	47,828	1.3	8,837	1,604
Other	1,806	1.0	1,948	1.2	891	0.5	(142)	915
Total Consumer	73,811	1.0	64,256	0.9	75,382	1.1	9,555	(1,571)

Total non-performing loans held-in-portfolio	502,202	1.3%	311,625	0.8%	361,398	1.0%	190,577	140,804
Other real estate owned (“OREO”)	42,950		46,126		63,028		(3,176)	(20,078)

Total non-performing assets [1]	545,152		357,751		424,426		187,401	120,726

Accruing loans past due 90 days or more [2]	$205,356		$206,394		$233,971		$(1,038)	$(28,615)

Ratios:
Non-performing assets to total assets	0.73%		0.47%		0.60%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.30		0.82		1.00
Allowance for credit losses to loans held-in-portfolio	2.03		2.02		2.06
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	156.55		246.93		205.96

[1]	There were no non-performing loans held-for-sale as of September 30, 2025, June 30, 2025 and September 30, 2024.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $9 million at September 30, 2025, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (June 30, 2025 - $8 million; September 30, 2024 - $9 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $49 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of September 30, 2025 (June 30, 2025 - $52 million; September 30, 2024 - $70 million). Furthermore, the Corporation has approximately $29 million reverse mortgage loans which are guaranteed by FHA, as of September 30, 2025. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (June 30, 2025 - $29 million; September 30, 2024 - $32 million).

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-25			30-Jun-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$42,166	$21,711	$63,877	$42,597	$17,507	$60,104
Plus:
New non-performing loans	211,193	1,775	212,968	1,768	5,632	7,400
Advances on existing non-performing loans	—	48	48	—	20	20
Less:
Non-performing loans transferred to OREO	—	—	—	(140)	—	(140)
Non-performing loans charged-off	(13,779)	—	(13,779)	(403)	(583)	(986)
Loans returned to accrual status / loan collections	(3,499)	(6,738)	(10,237)	(1,656)	(865)	(2,521)

Ending balance NPLs	$236,081	$16,796	$252,877	$42,166	$21,711	$63,877

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-25			30-Jun-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$147,464	$28,052	$175,516	$148,506	$29,087	$177,593
Plus:
New non-performing loans	30,552	3,011	33,563	30,437	3,277	33,714
Less:
Non-performing loans transferred to OREO	(2,333)	—	(2,333)	(2,245)	(433)	(2,678)
Non-performing loans charged-off	(75)	—	(75)	(387)	—	(387)
Loans returned to accrual status / loan collections	(35,650)	(3,254)	(38,904)	(28,847)	(3,879)	(32,726)

Ending balance NPLs	$139,958	$27,809	$167,767	$147,464	$28,052	$175,516

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended			Quarter ended
	30-Sep-25			30-Jun-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$189,630	$49,763	$239,393	$191,103	$46,594	$237,697
Plus:
New non-performing loans	241,745	4,786	246,531	32,205	8,909	41,114
Advances on existing non-performing loans	—	48	48	—	20	20
Less:
Non-performing loans transferred to OREO	(2,333)	—	(2,333)	(2,385)	(433)	(2,818)
Non-performing loans charged-off	(13,854)	—	(13,854)	(790)	(583)	(1,373)
Loans returned to accrual status / loan collections	(39,149)	(9,992)	(49,141)	(30,503)	(4,744)	(35,247)

Ending balance NPLs	$376,039	$44,605	$420,644	$189,630	$49,763	$239,393

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	30-Sep-25	30-Jun-25	30-Sep-24
Balance at beginning of period - loans held-in-portfolio	$769,485	$762,148	$730,077
Provision for credit losses	74,517	49,539	72,769
Initial allowance for credit losses - PCD Loans	6	—	3

	844,008	811,687	802,849

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(2)	(6)	—
Commercial real estate non-owner occupied	12,614	(451)	10
Commercial real estate owner occupied	(947)	(1,005)	(1,554)
Commercial and industrial	1,467	1,436	4,729
Total Commercial	13,132	(26)	3,185
Construction	—	—	(1,036)
Mortgage	(2,216)	(2,429)	(3,894)
Leasing	2,054	2,736	2,256
Consumer:
Credit cards	15,310	17,311	14,857
Home equity lines of credit	(89)	(307)	(76)
Personal	15,685	15,776	22,186
Auto	12,036	6,557	16,901
Other Consumer	627	546	202
Total Consumer	43,569	39,883	54,070

Total net charged-off BPPR	$56,539	$40,164	$54,581

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	(60)	563	(5)
Commercial real estate non-owner occupied	—	—	(8)
Commercial real estate owner occupied	(16)	(26)	(19)
Commercial and industrial	660	(205)	372
Total Commercial	584	332	340
Mortgage	(36)	(32)	(46)
Consumer:
Home equity lines of credit	(423)	(579)	(120)
Personal	1,109	2,305	3,751
Other Consumer	15	12	23
Total Consumer	701	1,738	3,654

Total net charged-off Popular U.S.	$1,249	$2,038	$3,948

Total loans net charged-off - Popular, Inc.	$57,788	$42,202	$58,529

Balance at end of period - loans held-in-portfolio	$786,220	$769,485	$744,320

Balance at beginning of period - unfunded commitments	$13,053	$14,169	$18,884
Provision for credit losses (benefit)	770	(1,116)	(500)

Balance at end of period - unfunded commitments [1]	$13,823	$13,053	$18,384

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.60%	0.45%	0.65%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	128.95%	117.39%	124.33%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.84%	0.61%	0.86%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	128.48%	107.43%	141.34%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.04%	0.07%	0.15%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	150.36%	313.49%	(110.89)%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

30-Sep-25
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,521	$302,366	1.16%
Commercial real estate - non-owner occupied	41,456	3,302,745	1.26%
Commercial real estate - owner occupied	34,584	1,195,284	2.89%
Commercial and industrial	151,955	5,751,998	2.64%

Total commercial	$231,516	$10,552,393	2.19%

Construction	3,445	303,953	1.13%
Mortgage	77,525	7,233,106	1.07%
Leasing	19,220	1,998,651	0.96%
Consumer:
Credit cards	87,208	1,225,567	7.12%
Home equity lines of credit	48	1,693	2.84%
Personal	90,401	1,823,148	4.96%
Auto	177,819	3,850,953	4.62%
Other	8,173	172,327	4.74%

Total consumer	$363,649	$7,073,688	5.14%

Total	$695,355	$27,161,791	2.56%

30-Jun-25
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,696	$306,363	1.21%
Commercial real estate - non-owner occupied	43,139	3,329,984	1.30%
Commercial real estate - owner occupied	35,848	1,202,106	2.98%
Commercial and industrial	123,202	5,594,724	2.20%

Total commercial	$205,885	$10,433,177	1.97%

Construction	3,075	253,299	1.21%
Mortgage	74,966	7,104,006	1.06%
Leasing	20,040	1,983,068	1.01%
Consumer:
Credit cards	92,306	1,215,290	7.60%
Home equity lines of credit	54	1,809	2.99%
Personal	92,891	1,792,210	5.18%
Auto	182,274	3,861,702	4.72%
Other	7,758	160,422	4.84%

Total consumer	$375,283	$7,031,433	5.34%

Total	$679,249	$26,804,983	2.53%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(175)	$(3,997)	(0.05)%
Commercial real estate - non-owner occupied	(1,683)	(27,239)	(0.04)%
Commercial real estate - owner occupied	(1,264)	(6,822)	(0.09)%
Commercial and industrial	28,753	157,274	0.44%

Total commercial	$25,631	$119,216	0.22%

Construction	370	50,654	(0.08)%
Mortgage	2,559	129,100	0.01%
Leasing	(820)	15,583	(0.05)%
Consumer:
Credit cards	(5,098)	10,277	(0.48)%
Home equity lines of credit	(6)	(116)	(0.15)%
Personal	(2,490)	30,938	(0.22)%
Auto	(4,455)	(10,749)	(0.10)%
Other	415	11,905	(0.10)%

Total consumer	$(11,634)	$42,255	(0.20)%

Total	$16,106	$356,808	0.03%

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

30-Sep-25
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$13,061	$2,187,223	0.60%
Commercial real estate - non-owner occupied	17,389	2,159,835	0.81%
Commercial real estate - owner occupied	14,607	1,895,440	0.77%
Commercial and industrial	17,352	2,493,641	0.70%

Total commercial	$62,409	$8,736,139	0.71%

Construction	7,659	1,300,659	0.59%
Mortgage	9,456	1,325,302	0.71%
Consumer:
Home equity lines of credit	1,500	77,197	1.94%
Personal	9,837	77,177	12.75%
Other	4	8,893	0.04%

Total consumer	$11,341	$163,267	6.95%

Total	$90,865	$11,525,367	0.79%

30-Jun-25
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$13,085	$2,214,426	0.59%
Commercial real estate - non-owner occupied	15,978	2,191,390	0.73%
Commercial real estate - owner occupied	13,203	1,801,749	0.73%
Commercial and industrial	18,160	2,449,028	0.74%

Total commercial	$60,426	$8,656,593	0.70%

Construction	7,504	1,214,902	0.62%
Mortgage	10,209	1,340,421	0.76%
Consumer:
Credit cards	—	3	-%
Home equity lines of credit	1,330	75,670	1.76%
Personal	10,763	84,253	12.77%
Other	4	8,353	0.05%

Total consumer	$12,097	$168,279	7.19%

Total	$90,236	$11,380,195	0.79%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(24)	$(27,203)	0.01%
Commercial real estate - non-owner occupied	1,411	(31,555)	0.08%
Commercial real estate - owner occupied	1,404	93,691	0.04%
Commercial and industrial	(808)	44,613	(0.04)%

Total commercial	$1,983	$79,546	0.01%

Construction	155	85,757	(0.03)%
Mortgage	(753)	(15,119)	(0.05)%
Consumer:
Credit cards	—	(3)	-%
Home equity lines of credit	170	1,527	0.18%
Personal	(926)	(7,076)	(0.02)%
Other	—	540	(0.01)%

Total consumer	$(756)	$(5,012)	(0.24)%

Total	$629	$145,172	-%

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

30-Sep-25
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$16,582	$2,489,589	0.67%
Commercial real estate - non-owner occupied	58,845	5,462,580	1.08%
Commercial real estate - owner occupied	49,191	3,090,724	1.59%
Commercial and industrial	169,307	8,245,639	2.05%

Total commercial	$293,925	$19,288,532	1.52%

Construction	11,104	1,604,612	0.69%
Mortgage	86,981	8,558,408	1.02%
Leasing	19,220	1,998,651	0.96%
Consumer:
Credit cards	87,208	1,225,567	7.12%
Home equity lines of credit	1,548	78,890	1.96%
Personal	100,238	1,900,325	5.27%
Auto	177,819	3,850,953	4.62%
Other	8,177	181,220	4.51%

Total consumer	$374,990	$7,236,955	5.18%

Total	$786,220	$38,687,158	2.03%

30-Jun-25
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$16,781	$2,520,789	0.67%
Commercial real estate - non-owner occupied	59,117	5,521,374	1.07%
Commercial real estate - owner occupied	49,051	3,003,855	1.63%
Commercial and industrial	141,362	8,043,752	1.76%

Total commercial	$266,311	$19,089,770	1.40%

Construction	10,579	1,468,201	0.72%
Mortgage	85,175	8,444,427	1.01%
Leasing	20,040	1,983,068	1.01%
Consumer:
Credit cards	92,306	1,215,293	7.60%
Home equity lines of credit	1,384	77,479	1.79%
Personal	103,654	1,876,463	5.52%
Auto	182,274	3,861,702	4.72%
Other	7,762	168,775	4.60%

Total consumer	$387,380	$7,199,712	5.38%

Total	$769,485	$38,185,178	2.02%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(199)	$(31,200)	-%
Commercial real estate - non-owner occupied	(272)	(58,794)	0.01%
Commercial real estate - owner occupied	140	86,869	(0.04)%
Commercial and industrial	27,945	201,887	0.29%

Total commercial	$27,614	$198,762	0.12%

Construction	525	136,411	(0.03)%
Mortgage	1,806	113,981	0.01%
Leasing	(820)	15,583	(0.05)%
Consumer:
Credit cards	(5,098)	10,274	(0.48)%
Home equity lines of credit	164	1,411	0.17%
Personal	(3,416)	23,862	(0.25)%
Auto	(4,455)	(10,749)	(0.10)%
Other	415	12,445	(0.09)%

Total consumer	$(12,390)	$37,243	(0.20)%

Total	$16,735	$501,980	0.01%

Popular, Inc.

Financial Supplement to Third Quarter 2025 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	30-Sep-25	30-Jun-25	30-Sep-24
Total stockholders’ equity	$6,115,672	$5,954,018	$5,790,514
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(789,954)	(802,954)	(804,428)
Less: Other intangibles	(5,460)	(5,844)	(7,531)

Total tangible common equity	$5,298,115	$5,123,077	$4,956,412

Total assets	$75,065,798	$76,065,090	$71,323,074
Less: Goodwill	(789,954)	(802,954)	(804,428)
Less: Other intangibles	(5,460)	(5,844)	(7,531)

Total tangible assets	$74,270,384	$75,256,292	$70,511,115

Tangible common equity to tangible assets	7.13%	6.81%	7.03%
Common shares outstanding at end of period	66,959,866	67,937,468	71,787,349
Tangible book value per common share	$79.12	$75.41	$69.04

	Quarterly average
Total stockholders’ equity [1]	$6,943,541	$6,849,789	$6,460,517
Average unrealized (gains) losses on AFS securities transferred to HTM	296,934	334,183	550,971

Adjusted total stockholder’s equity	7,240,475	7,183,972	7,011,488

Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(802,812)	(802,953)	(804,427)
Less: Other intangibles	(5,714)	(6,096)	(7,995)

Total tangible equity	$6,409,806	$6,352,780	$6,176,923
Return on average tangible common equity	13.06%	13.26%	9.98%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

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